UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

MARIMED INC.

(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Oceana Way, Norwood, Massachusetts	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 795-5140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Between September 10, 2018 and October 26, 2018 we purchased $12.75 million of secured convertible debentures (the “GC Debentures”) of GenCanna Global, Inc., a world leader in the production and distribution of agricultural hemp, cannabidiol (CBD) formulations, hemp genetics, and hemp products (“GenCanna”).

The GC Debentures bear interest at a compounded rate of 9% per annum and mature three years from issuance. We have been granted a senior security interest on certain assets of GenCanna equal to the value of the principal and accrued interest on the GC Debentures.

The GC Debentures are convertible into the common stock of GenCanna, at our option, upon the occurrence of a Liquidity Event, as defined in the GC Debentures. The conversion price is the lesser of (i) a 20% discount to the price of the Liquidity Event, or (ii) the price based on a defined post-money valuation of GenCanna.

We have the option to purchase up to an aggregate of $30 million of GC Debentures. Conversion of the entire $30 million anticipated investment would equate to at least a 33.3% interest in GenCanna on a fully diluted basis. If a Liquidity Event does not occur on or before June 30, 2020, we have the option to have GenCanna redeem all of the GC Debentures in cash for the principal amount of the GC Debentures plus all accrued and unpaid interest thereon. Funding for our purchase of the GC Debentures is being provided in part through our issuance of the $10M Debentures described below in Item 2.03.

Item 2.03.  Creation of a Direct Financial Obligation.

During the period October 18, 2018 to November 5, 2018, pursuant to the terms of a Securities Purchase Agreement (the “SPA”), we sold an aggregate of $10,000,000 of convertible debentures bearing interest at the rate of 6% per annum that mature three years from issuance, with a 1% issue discount, resulting in net proceeds to us of $9,90,000 (the “$10M Debentures”).

The holder of the $10M Debentures (the “Holder”) has the right at any time to convert all or a portion of the $10M Debentures, along with accrued and unpaid interest, into our common stock at conversion prices equal to 80% of a calculated average, as determined in the $10M Debentures, of the daily volume-weighted price during the ten consecutive trading days preceding the date of conversion. Notwithstanding this conversion right, the Holder shall limit conversions in any given month to certain agreed-upon values based on the conversion price, and the Holder shall also be limited from beneficially owning more than 4.99% of our outstanding common stock (potentially further limiting the Holder’s conversion right).

We have the right to redeem all or a portion of the $10M Debentures, along with accrued and unpaid interest, at a 10% premium, provided however that we first provide advance written notice to the Holder of our intention to make a redemption, with the Holder allowed to affect one or more conversions of the $10M Debentures during such notice period.

Upon a change in control transaction, as defined in the $10M Debentures, the Holder may require us to redeem all or a portion of the $10M Debentures at a price equal to 110% of the principal amount of the $10M Debentures plus all accrued and unpaid interest thereon. So long as the $10M Debentures are outstanding, in the event we enter into a Variable Rate Transaction (“VRT”), as defined in the SPA, the Holder may cause us to revise the terms of the $10M Debentures to match the terms of the convertible security of such VRT. As part of the issuance of the $10M Debentures, we issued three-year warrants to the Holder to purchase 324,675 shares of our common stock at exercise prices of $3.50 and $5.50 per share (the “Warrants”).

Pursuant to the terms of a Registration Rights Agreement with the Holder, entered into concurrently with the SPA and the $10M Debentures, we agreed to provide the Holder with customary registration rights with respect to any potential shares we determine to issue pursuant to the terms of the SPA, $10M Debentures, and the Warrants.

The foregoing description of the SPA, $10M Debenture, and Registration Rights Agreement are qualified in their entirety by reference to the agreements, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 2.03

Item 3.02. Unregistered Sales of Equity Securities.

During the period September 19, 2018 and November 6, 2018, we sold an aggregate of 7,876,623 shares of our common stock for total proceeds of $21,160,000. The offerings were made at prices ranging from $2.10 to $3.00 per share, which represented a discount to market of approximately 18% at the time of sale. Included in these sales were warrants to purchase an additional 2,022,962 shares of common stock at exercise prices of $4.20 and $4.30 per share, expiring three years from issuance.

In August 2018, the holder of previously issued promissory notes with principal balances of $3,250,000 converted such promissory notes into subscriptions on 1,231,060 shares of common stock at a conversion price of $2.64 per share.

In September 2018, holders of previously issued promissory notes with principal balances of $4,000,000 and accrued but unpaid interest of approximately $93,000 converted such promissory notes into 2,339,048 shares of common stock at a conversion price of $1.75 per share.

In September 2018, we raised $3,000,000 from the issuance of a secured promissory note bearing interest at the rate of 10% per annum, with interest payable monthly. The note is due and payable on September 16, 2019, however we may elect to prepay the note in whole or part at any time after December 17, 2018 without premium or penalty. As part of such transaction, we issued three-year warrants to purchase 750,000 shares of common stock at an exercise price of $1.80 per share.

From September 28, 2018 to October 8, 2018, warrants to purchase 622,775 shares of common stock were exercised at exercise prices ranging from $0.10 to $1.75 per share. In October 2018, options to purchase 60,000 shares of common stock were exercised in a cashless transaction at an exercise price of $0.45 per share.

Between August 17, 2018 and October 1, 2018, we issued 180,439 shares of common stock to settle approximately $2,086,800 of outstanding obligations.

In August 2018, an individual member of Mari Holdings MD LLC, our majority owned subsidiary, exchanged his membership interest in such subsidiary for 222,222 shares of our common stock.

As a result of the above, we issued an aggregate of 13,177,293 shares of common stock representing approximately 6.75% of previously reported total common stock outstanding on August 14, 2018, and as of November 8, 2018 we have 208,398,893 shares of common stock outstanding. All shares were issued in exempt private placement transactions under Section 4(2) of the Securities Act of 1933, as amended, to persons who were “accredited investors” without the use of public advertising or the payment of placement fees or commissions.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Form of Convertible Debenture issued by the Registrant
10.2	Form of Secured Convertible Debenture of GenCanna Global, Inc.
10.3	Form of Securities Purchase Agreement between the Registrant and YA II PN, LTD.
10.4	Amended and Restated Registration Rights Agreement dated as of November 5, 2018 between the Registrant and YA II PN, LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: November 8, 2018
	By:	/s/ ROBERT FIREMAN
Robert Fireman, CEO

Exhibit Index

Exhibit	Description

10.1	Form of Convertible Debenture issued by the Registrant
10.2	Form of Secured Convertible Debenture of GenCanna Global, Inc.
10.3	Form of Securities Purchase Agreement between the Registrant and YA II PN, LTD.
10.4	Amended and Restated Registration Rights Agreement dated as of November 5, 2018 between the Registrant and YA II PN, LTD.